Exhibit 21.1

Entity Name	Jurisdiction of Incorporation or Organization
Gardner Denver Industries Pty Ltd.	Australia
CompAir GmbH	Austria
Gardner Denver Austria GmbH	Austria
Gardner Denver Intl Ltd., Mid East Reg Rep Office	Bahrain
Gardner Denver Belgium Finance BVBA	Belgium
Gardner Denver Belgium NV	Belgium
Gardner Denver Brasil Industria E Comercio de Maquinas Ltda.	Brazil
Gardner Denver Nash Brasil Industria E Comercio De Bombas Ltda	Brazil
Gardner Denver Canada Corp	Canada
CompAir International Trading (Shanghai) Co Ltd	China
Gardner Denver Machinery (Shanghai) Co., Ltd.	China
Gardner Denver Nash Machinery Ltd.	China
Gardner Denver Thomas Pneumatic Systems (Wuxi) Co., Ltd.	China
ILMVAC Trading (Shanghai) Co. Ltd.	China
Robuschi Fluid Technology (Shanghai) Co. Ltd.	China
Shanghai CompAir Compressors Co Ltd	China
Gardner Denver CZ + SK sro	Czech Republic
Tamrotor Kompressorit OY	Finland
Gardner Denver Oy	Finland
GD Investment KY	Finland
Gardner Denver France SAS	France
Darius Real Estate GmbH & Co KG	Germany
Emco Wheaton Gmbh	Germany
Gardner Denver Bad Neustadt Real Estate GmbH & Co KG	Germany
Gardner Denver Deutschland GmbH	Germany
Gardner Denver Finance Inc & Co KG	Germany
Gardner Denver Kirchhain Real Estate GmbH & Co KG	Germany
Gardner Denver Schopfheim GmbH	Germany
Gardner Denver Schopfheim Real Estate GmbH & Co KG	Germany
Gardner Denver Thomas GmbH (f/k/a ILMVAC GmbH)	Germany
Gardner Denver Thomas Real Estate GmbH & Co KG	Germany
GD German Holdings GmbH	Germany
GD German Holdings II GmbH	Germany
Innovative Laborsysteme GmbH	Germany
TIWR Real Estate GmbH & Co. KG	Germany
Zinsser Analytic GmbH	Germany

Gardner Denver Hong Kong Ltd	Hong Kong
Gardner Denver Engineered Products India Private Limited	India
Gardner Denver Italy Holdings S.r.L.	Italy
Gardner Denver S.r.l.	Italy
Garo Dott. Ing. Roberto Gabbioneta S.p.A.	Italy
Gardner Denver Japan, Ltd.	Japan
CompAir (Hankook) Korea Co. Ltd.	Korea
CompAir Korea Ltd	Korea
Gardner Denver Korea, Ltd.	Korea
GD Global Holdings I S.a.r.l.	Luxembourg
GD Global Holdings II S.a.r.l. (Lux)	Luxembourg
GD Industrial Products Malaysia SDN. BHD.	Malaysia
Gardner Denver Nederland BV	Netherlands
GD Global Holdings CV	Netherlands
GD International Holdings C.V.	Netherlands
Robuschi Benelux B.V.	Netherlands
Tamrotor Marine Comp AS Norway	Norway
Gardner Denver Polska Sp z.o.o.	Poland
CompAir Far East Pte Ltd.	Singapore
Gardner Denver Nash Singapore Pte Ltd	Singapore
Gardner Denver Slovakia, s.r.o.	Sloavkia
CompAir South Africa (SA) (Pty) Ltd.	South Africa
Gardner Denver Ltd. (South Africa)	South Africa
Gardner Denver Iberica, SL	Spain
Gardner Denver Sweden AB	Sweden
Gardner Denver Schweiz AG	Switzerland
Gardner Denver Taiwan Ltd.	Taiwan
Gardner Denver (Thailand) Co. Ltd.	Thailand
Gardner Denver FZE	United Arab Emirates
CompAir Acquisition (No. 2) Ltd.	United Kingdom
CompAir Acquisition Ltd.	United Kingdom
CompAir BroomWade Ltd.	United Kingdom
CompAir Finance Ltd.	United Kingdom
CompAir Holdings Limited	United Kingdom
CompAir Holman Ltd	United Kingdom
Gardner Denver Group Svcs Ltd	United Kingdom
Gardner Denver Holdings Limited	United Kingdom
Gardner Denver Industries Ltd.	United Kingdom
Gardner Denver International Ltd.	United Kingdom
Gardner Denver Ltd.	United Kingdom
GD Aria Holdings #2 Limited	United Kingdom

GD Aria Holdings Limited	United Kingdom
GD Aria Investments Limited	United Kingdom
GD First UK Ltd	United Kingdom
GD Global Holdings UK II Ltd.	United Kingdom
ILMVAC (UK) Ltd.	United Kingdom
Shanghai Compressors & Blowers Ltd.	United Kingdom
Tri-Continent Scientific, Inc.	USA
Gardner Denver Finance II LLC	USA
Gardner Denver Holdings Inc.	USA
Gardner Denver International, Inc.	USA
Gardner Denver Nash LLC	USA
Gardner Denver Oberdorfer Pumps, Inc	USA
Gardner Denver Thomas, Inc.	USA
Gardner Denver, Inc.	USA
GD Aria US Finance #2 LLC “LLC2”	USA
GD Aria US Finance LLC “LLC1”	USA
LeRoi International Inc	USA
Renaissance Parent Corp.	USA
Robuschi USA Inc	USA
Thomas Industries, Inc.	USA
Gardner Denver Petroleum Pumps, LLC	USA
Emco Wheaton USA Inc	USA
Zinsser NA, Inc.	USA